Exhibit 99.1

Bottomline Technologies Reports First Quarter Results

Record Subscription and Transaction Revenue Highlights First Quarter

PORTSMOUTH, N.H. – October 31, 2013 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the first quarter ended September 30, 2013.

Revenues for the first quarter were $67.2 million, an increase of $5.6 million, or 9%, from the first quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s commercial banking, legal spend management and Paymode-X® cloud-based applications, increased 11% from the first quarter of last year to $31.5 million.

Gross margin for the first quarter was $37.8 million, an increase of $4.3 million from the first quarter of last year. Net loss for the first quarter was $6.0 million, or net loss per share of $0.17.

Core net income for the first quarter was $10.2 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $8.4 million, equity-based compensation of $5.0 million and non-cash interest expense of $2.8 million associated with our convertible notes. Core earnings per share was $0.28.

“We had a strong start to the fiscal year, with first quarter results well ahead of our expectations” said Rob Eberle, President and CEO of Bottomline Technologies. “The first quarter was highlighted by record subscription and transaction revenue. In addition, we were delighted to welcome over 350 customers to Bottomline through the acquisitions of Sterci and Simplex, positioning Bottomline as a global leader in financial messaging. Looking forward, our focus on delivering innovative, market leading solutions to our growing customer base positions us well for continued future growth.”

First Quarter Customer Highlights

•	Chosen by ten leading insurers, including Commerce Insurance Company, Farm Bureau Insurance Company of Michigan and HCC Specialty Insurance to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Leading organizations, such as Cigna, Farmers Insurance Group, Fidelity Investments Canada Ltd, M&G Limited, Royal London Mutual Insurance Society Limited, State of Oklahoma, US Bank Trust National Association and Vertex, chose Bottomline’s payment automation solutions.

•	Companies such as EFT Global, Henderson Administration Limited and Sanne Trust Company Ltd. selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Deepened relationships in the healthcare vertical with customers such as Baptist Healthcare System, Baxter Healthcare, Mississippi Baptist Health System, Palomar Health, Partners Healthcare Systems and Scripps Health.

First Quarter Strategic Corporate Highlights

•	Announced the general availability of Legal-X 10.0, a major milestone for our industry-leading legal spend management solution set. The release delivers added usability with a rich, clean and unified user experience.

•	Announced the acquisitions of Swiss-based Sterci SA and London-based Simplex GTP Ltd, two leading providers of financial messaging solutions that, combined with Bottomline’s existing SWIFT Access Service financial messaging business, create a global center of excellence in financial messaging.

•	Launched a commercial banking mobile app, allowing business banking customers to perform their banking functions through their smartphone or mobile device.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs and non-core charges associated with our convertible notes. Non-core charges associated with our convertible notes consist of non-cash interest expense as well as gains or losses on derivative instruments issued in conjunction with the notes. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three months ended September 30, 2013 and 2012 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2013	2012
GAAP net income (loss)	$(6,048)	$18
Amortization of intangible assets	5,705	4,312
Equity-based compensation	5,032	4,207
Acquisition and integration-related expenses	2,670	1,715
Restructuring expenses	55	296
Non-cash interest expense	2,781	—

Core net income	$10,195	$10,548

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2013 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012
Revenues:
Subscriptions and transactions	$31,549	$28,547
Software licenses	4,738	4,699
Service and maintenance	29,322	26,455
Other	1,640	1,988

Total revenues	67,249	61,689

Cost of revenues:
Subscriptions and transactions	15,344	13,986
Software licenses	366	409
Service and maintenance	12,519	12,294
Other	1,226	1,522

Total cost of revenues	29,455	28,211

Gross profit	37,794	33,478

Operating expenses:
Sales and marketing	16,242	14,473
Product development and engineering	8,407	8,306
General and administrative	8,486	6,561
Amortization of intangible assets	5,705	4,312

Total operating expenses	38,840	33,652

Loss from operations	(1,046)	(174)

Other income (expense), net	(4,040)	46

Loss before income taxes	(5,086)	(128)
Provision (benefit) for income taxes	962	(146)

Net income (loss)	$(6,048)	$18

Basic net income (loss) per share attributable to common stockholders	$(0.17)	$0.00

Diluted net income (loss) per share attributable to common stockholders	$(0.17)	$0.00

Shares used in computing basic net income (loss) per share:	36,214	34,909
Shares used in computing diluted net income (loss) per share:	36,214	35,626

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense and non-core charges associated with our convertible notes):(1)

Core net income	$10,195	$10,548

Diluted core net income per share(2)	$0.28	$0.30

1)	Core net income excludes charges for amortization of intangible assets of $5,705 and $4,312, acquisition and integration-related expenses of $2,670 and $1,715, restructuring expenses of $55 and $296, equity-based compensation of $5,032 and $4,207 and non-core charges associated with our convertible notes of $2,781 and zero for the three months ended September 30, 2013 and 2012, respectively.
2)	Shares used in computing diluted core earnings per share were 37,071 and 35,626 for the three months ended September 30, 2013 and 2012, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,
	2013	2013

Assets
Current assets:
Cash, cash equivalents and marketable securities	$196,180	$293,077
Accounts receivable	49,936	44,430
Other current assets	19,926	15,243

Total current assets	266,042	352,750

Property and equipment, net	28,509	23,631
Goodwill and intangible assets, net	334,184	192,068
Other assets	13,821	17,073

Total assets	$642,556	$585,522

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,625	$8,933
Accrued expenses	24,845	16,070
Deferred revenue	51,139	47,184

Total current liabilities	88,609	72,187

Convertible senior notes	141,067	138,582
Deferred revenue, non-current	9,111	9,104
Deferred income taxes	22,532	5,457
Other liabilities	13,869	3,443

Total liabilities	275,188	228,773

Stockholders’ equity
Common stock	38	38
Additional paid-in-capital	505,206	499,182
Accumulated other comprehensive loss	(537)	(10,460)
Treasury stock	(21,168)	(21,888)
Accumulated deficit	(116,171)	(110,123)

Total stockholders’ equity	367,368	356,749

Total liabilities and stockholders’ equity	$642,556	$585,522